                          [AMERIANA BANCORP LETTERHEAD]




                                 Contact:  Jerome J. Gassen
                                           President and Chief Executive Officer
                                           (765) 529-2230

         AMERIANA BANCORP REPORTS FOURTH QUARTER, YEAR-END 2005 RESULTS


NEW CASTLE, Ind. (February 10, 2006) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced earnings for the quarter and year ended December 31, 2005.

         Net income for the fourth quarter totaled $172,000 or $0.05 per diluted share, up from $108,000 or $0.03 per diluted share reported for the same period last year. Net income for 2005 totaled $2,058,000 or $0.65 per diluted share compared with net income of $1,426,000 or $0.45 per diluted share for 2004.

         Net income for 2005 reflected total recoveries of $3,400,000 in the Commercial Money Center ("CMC") matter, including a payment of $2,300,000 received during the first quarter in settlement of litigation against one of the sureties for the lease pools and a payment of $1,100,000 received during the second quarter in settlement of the CMC bankruptcy. These amounts were recorded as recoveries to the allowance for loan losses, resulting in an adjustment for loan losses of $2,852,000 for the year ended December 31, 2005, compared with a provision for loan losses of $392,000 for 2004. Net income for 2005 also reflected an increase of $1,132,000 or 8% in other expenses over 2004, primarily because the Company made a voluntary payment of $1,100,000 in the first quarter of 2005 to fund a portion of its pension liability. Other expenses for the fourth quarter of 2005 declined $370,000 or 10% from the year-earlier period.

         Net interest income for the fourth quarter was $2,358,000 compared with $2,568,000 for the year-earlier period, reflecting continued margin compression caused by a highly competitive lending and deposit environment and a flattening yield curve. Net interest income for 2005 was $9,787,000 versus $10,765,000 for 2004.

         During 2005, Ameriana experienced solid loan growth, with net loans increasing 11% for the year. This growth, virtually all of which occurred in the second half of the year, reflected in large part the addition of two seasoned commercial lenders during the last half of 2005 and the Company's increased focus on middle-market business lending.

         Ameriana continued to experience improving credit quality in the fourth quarter. Non-accrual loans declined $371,000 or 13% to $2,468,000 at December 31, 2005, compared with non-accrual loans at September 30, 2005, and were 57% below the year-end 2004 level of $5,736,000. These declines primarily reflected third-quarter actions to foreclose on a commercial real estate loan, successfully restructure another commercial real estate loan, and partially charge off a third commercial real estate loan. The Company's higher provision for loan losses in the fourth quarter versus the same period last year was attributable primarily to increased loan volume in the second half of the year, primarily in commercial loans, which carry greater risk than residential lending.

ASBI Reports Year-end Results
Page 2
February 10, 2006


         Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "We are pleased to report a profitable conclusion to 2005, with higher earnings for both the fourth quarter and year versus comparable 2004 periods. There were a number of highlights in the Company's performance during 2005, including sizable recoveries of past loan losses, a continuing and dramatic improvement in asset quality and, more recently, our ability to bring other expenses down based on actions to control costs. Still, an overall challenging market environment persisted throughout the year, with continued pressures on interest margins and a further downturn in mortgage loan originations and related gains on sales of loans following a steeper decline in 2004.

         "In response to these challenges, we have undertaken a thorough review of our business and strategies and have identified what we believe are several opportunities to enhance our operating performance," Gassen continued. "The initiatives we have crafted to address these challenges touch on all areas and levels of our organization. Clearly, we cannot change the fundamental dynamics of interest rate changes and how they affect our near-term results, but I am pleased to see progress in growing loans and reducing expenses, which should improve our long-term performance and extend the progress we have witnessed in 2005. In 2006, we will remain focused on improving the soundness of our organization, growing core earnings, and expanding customer relationships in the communities we serve."

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust SB also offers trust and investment management services. The Bank has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

ASBI Reports Year-end Results
Page 3
February 10, 2006



                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)


                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                                DECEMBER 31                     DECEMBER 31
                                                       ----------------------------     ---------------------------
                                                             2005           2004            2005            2004
                                                       --------------  ------------     ------------    -----------
Interest income                                        $     5,232     $     4,691      $    19,782     $    18,331
Interest expense                                             2,874           2,123            9,995           7,566
                                                       -----------     -----------      -----------     -----------
Net interest income                                          2,358           2,568            9,787          10,765
Provision (adjustment) for loan losses                         145             117           (2,852)            392
                                                       -----------     -----------      -----------     -----------
Net interest income after provision for loan losses          2,213           2,451           12,639          10,373
Other income                                                 1,050             961            4,115           3,961
Other expense                                                3,202           3,572           14,513          13,381
                                                       -----------     -----------      -----------     -----------
Income before income taxes                                      61            (160)           2,241             953
Income tax (benefit) expense                                  (111)           (268)             183            (473)
                                                       -----------     -----------      -----------     -----------
Net income                                             $       172     $       108      $     2,058     $     1,426
                                                       ===========     ===========      ===========     ===========
Earnings per share:
   Basic                                               $      0.05     $      0.03      $      0.65     $      0.45
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $      0.05     $      0.03      $      0.65     $      0.45
                                                       ===========     ===========      ===========     ===========
Weighted average shares outstanding:
   Basic                                                     3,170           3,151            3,160           3,149
                                                       ===========     ===========      ===========     ===========
   Diluted                                                   3,179           3,180            3,173           3,181
                                                       ===========     ===========      ===========     ===========
Dividends declared per share                           $      0.16     $      0.16      $      0.64     $      0.64
                                                       ===========     ===========      ===========     ===========


                                                                                           DEC. 31        DEC. 31
                                                                                            2005           2004
                                                                                        -----------     -----------
Total assets                                                                            $   449,369     $   428,553
Cash and cash equivalents                                                                    14,270          17,053
Investment securities held to maturity                                                           --         158,322
Investment securities available for sale                                                    168,686          12,032
Loans, net                                                                                  218,291         196,344
Deposits                                                                                    339,351         344,047
Borrowed funds                                                                               66,889          40,390
Shareholders' equity                                                                         35,657          38,643
Loans accounted for on a non-accrual basis                                                    2,468           5,736
Book value per share                                                                          11.23           12.26